EXHIBIT 10.3

AMERINAC HOLDING CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AMERINAC HOLDING CORP.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
June 30, 2017

ASSETS

	Historical	Historical	Pro Forma		Pro
Current assets:	Amerinac	Prime	Adjustments		Forma
Cash	$1,131,275	$154,971	$(1,254,971)	a	$31,275
Accounts receivable - net	1,043,389	353,673	-		1,397,062
Inventories - net	1,897,414	699,905	-		2,597,319
Escrow receivable	1,000,000	-	-		1,000,000
Escrow deposit	500,000	-	(500,000)	a	-
Other current assets	264,200	428,958	-		693,158

Total current assets	5,836,278	1,637,507	(1,754,971)		5,718,814

Property, plant and equipment - net	54,152	5,859,819	-		5,913,971

Other assets:
Other	3,382	29,005	-		32,387
Goodwill	-	-	2,352,409	b	2,352,409
Total other assets	3,382	29,005	2,352,409		2,384,796

Total	$5,893,812	$7,526,331	$597,438		$14,017,581

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
Lines of credit	$497,438	$6,491,268	$(6,491,268)	c	$497,438
Accounts payable and accrued expenses	858,779	5,709,486	(5,623,345)	c	944,920
Loans payable	-	5,387,547	(5,387,547)	c	-
Advance from third party	-	1,579,119	(1,579,119)	c	-
Officer loans	-	1,265,329	(1,265,329)	c	-
Income taxes payable	22,831	-	-		22,831

Total current liabilities	1,379,048	20,432,749	(20,346,608)		1,465,189

Long-term liabilities - notes payable	-	-	8,000,000	d	8,000,000

Total liabilities	1,379,048	20,432,749	(12,346,608)		9,465,189

Stockholders' equity (deficiency):
Common stock, $.001 par value; 1,500,000 shares authorized, 358,333 issued and 261,636 outstanding at June 30, 2017	358	1,800	(1,800)	c	358
Treasury stock, $.001 par value; 96,697 shares held in treasury	(97)	-	-		(97)
Additional paid-in capital	14,119,501	-	-		14,119,501
Accumulated deficit	(9,604,998)	(12,908,218)	12,945,846		(9,567,370)

Total stockholders' equity (deficiency)	4,514,764	(12,906,418)	12,944,046		4,552,392

Total liabilities and stockholders' equity (deficiency)	$5,893,812	$7,526,331	$597,438		$14,017,581

a.	Decrease in cash and escrow for purchase of Prime Metals & Alloys, Inc. LLC
b.	An increase in goodwill to reflect the estimated value of the assets acquired from Prime Metals and Alloys, Inc. on the closing date.
c.	Elimination of items not assumed in the transaction.
d.	An increase in notes payable to acquire the assets of Prime Metals and Alloys, Inc. on the closing date.

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AMERINAC HOLDING CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AMERINAC HOLDING CORP.
Unaudited Pro Forma Condensed Consolidated Statements of Income
Six Months Ended June 30, 2017

	Historical	Historical	Pro Forma	Pro
	Amerinac	Prime	Adjustments	Forma
Net revenue	$4,133,305	$11,786,894	$-	$15,920,199

Cost of goods sold	3,295,704	10,445,687	-	13,741,391

Gross profit	837,601	1,341,207	-	2,178,808

Operating expenses:
General and administrative expenses	968,539	1,001,175	-	1,969,714
Professional and consulting fees	204,111	48,572	-	252,683

Total operating expenses	1,172,650	1,049,747	-	2,222,397

(Loss) income before other (expense) income	(335,049)	291,460	-	(43,589)

Other income(expense):
Interest	(263,372)	(165,783)	-	(429,155)
Impairment loss	-	(17,751)		(17,751)
Change in fair value of put option	(213,000)	-	-	(213,000)
Gain on sale	3,409,184	-	-	3,409,184
Other expense	(3,765)	23,705	-	19,940
Total other income (expense)	2,929,047	(159,829)	-	2,769,218

Income from continuing operations before provision for income taxes	2,593,998	131,631	-	2,725,629

Provision for income taxes	(731)	-	-	(731)

Income from continuing operations	2,593,267	131,631	-	2,724,898

Discontinued operations:
Income (loss) from discontinued operations, net	992,853	-	-	992,853

Net income applicable to common stockholders	$3,586,120	$131,631	$-	$3,717,751

Basic earnings per share applicable to common stockholders:
Continuing operations	8.67			9.11
Discontinued operations	3.32			3.32
Net income	11.99			12.43
Diluted earnings per share applicable to common stockholders:
Continuing operations	8.67			9.11
Discontinued operations	3.32			3.32
Net income	11.99			12.43
Weighted average shares outstanding:
Basic	299,146			299,146
Diluted	299,146			299,146

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AMERINAC HOLDING CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AMERINAC HOLDING CORP.
Unaudited Pro Forma Condensed Consolidated Statements of Income
Year Ended December 31, 2016

	Historical	Historical	Pro Forma	Pro
	Amerinac	Prime	Adjustments	Forma
Net revenue	$22,608,024	$22,587,083	$-	$45,195,107

Cost of goods sold	17,479,599	18,774,272	-	36,253,871

Gross profit	5,128,425	3,812,811	-	8,941,236

Operating expenses:
General and administrative expenses	3,615,873	1,777,185	-	5,393,058
Professional and consulting fees	275,620	123,890	-	399,510
Total operating expenses	3,891,493	1,901,075	-	5,792,568

(Loss) income before other (expense) income	1,236,932	1,911,736	-	3,148,668

Other income(expense):
Interest	(908,146)	(362,134)	-	(1,270,280)
Change in fair value of put option	(121,658)	-	-	(121,658)
Impairment loss	-	(1,715,091)		(1,715,091)
Other expense	2,700	24,445	-	27,145
Total other income (expense)	(1,027,104)	(2,052,780)	-	(3,079,884)

Income before provision for income taxes	209,828	(141,044)	-	68,784

Provision for income taxes	40,749	-	-	40,749

Net income applicable to common stockholders	$250,577	$(141,044)	$-	$109,533

Net income per share applicable to common stockholders:
Basic	1.46			0.64
Diluted	1.39			0.61
Weighted average shares outstanding:
Basic	171,118			171,118
Diluted	180,088			180,088

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